                                                                     EXHIBIT  11


                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   ------------------------------------------
                    COMPUTATION OF PER COMMON SHARE EARNINGS
                    ----------------------------------------
                    (In Thousands, Except Per Share Amounts)


                                                                For the Three Months       For the Six Months
                                                                        Ended                     Ended
                                                             -----------------------    ---------------------
                                                               July 1,      June 25,     July 1,     June 25,
                                                                1994          1993        1994         1993
                                                                 (A)           (A)         (A)        (A)(B)
                                                             -----------  ----------    --------   ----------
Primary:
Earnings before cumulative effect of
   change in accounting principle................              $251,809     $345,047    $623,568     $687,433
Cumulative effect of change
   in accounting principle.......................                     -            -           -      (35,420)
                                                               --------     --------    --------     --------
Net earnings.....................................               251,809      345,047     623,568      652,013
Remarketed Preferred stock dividends.............                (1,539)      (1,278)     (2,875)      (2,674)
                                                               --------     --------    --------     --------
Net earnings applicable to common stockholders...              $250,270     $343,769    $620,693     $649,339
                                                               ========     ========    ========     ========

Weighted average shares outstanding:
   Common stock..................................               198,224      209,776     200,499      209,224
   Assuming issuance of shares relating to
    employee incentive plans.....................                14,265       15,836      16,062       16,538
                                                               --------     --------    --------     --------
Total shares.....................................               212,489      225,612     216,561      225,762
                                                               ========     ========    ========     ========

Per common share amounts:
   Earnings before cumulative effect of
      change in accounting principle.............              $   1.18     $   1.52    $   2.87     $   3.04
   Cumulative effect of change
      in accounting principle....................                     -            -           -         (.16)
                                                               --------     --------    --------     --------
Net earnings.....................................              $   1.18     $   1.52    $   2.87     $   2.88
                                                               ========     ========    ========     ========

Fully diluted:
   Earnings before cumulative effect of
      change in accounting principle.............              $251,809     $345,047    $623,568     $687,433
   Cumulative effect of change
      in accounting principle....................                     -            -           -      (35,420)
                                                               --------     --------    --------     --------
Net earnings.....................................               251,809      345,047     623,568      652,013
Remarketed Preferred stock dividends.............                (1,539)      (1,278)     (2,875)      (2,674)
                                                               --------     --------    --------     --------
Net earnings applicable to common stockholders...              $250,270     $343,769    $620,693     $649,339
                                                               ========     ========    ========     ========

Weighted average shares outstanding:
   Common stock..................................               198,224      209,776     200,499      209,224
   Assuming issuance of shares relating to
    employee incentive plans.....................                14,265       17,146      16,062       17,194
                                                               --------     --------    --------     --------
Total shares.....................................               212,489      226,922     216,561      226,418
                                                               ========     ========    ========     ========

Per common share amounts:
   Earnings before cumulative effect
      of change in accounting principle..........              $   1.18     $   1.51    $   2.87     $   3.03
   Cumulative effect of change
      in accounting principle....................                     -            -           -         (.16)
                                                               --------     --------    --------     --------
Net earnings.....................................              $   1.18     $   1.51    $   2.87     $   2.87
                                                               ========     ========    ========     ========

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(A)  In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate per common share earnings.

(B) 1993 results have been restated to reflect the adoption of Statement of Financial Accounting Standards No. 112.